Exhibit 10.2

NOTICE OF RESTRICTED STOCK AWARD (Directors)

under the

CINEDIGM CORP. 2017 EQUITY INCENTIVE PLAN

_______________Shares of Restricted Stock

THIS AWARD, made as of the ___ day of _________, 20__, by Cinedigm Corp., a Delaware corporation (the “Company”), to ____________ (“Participant”), is made pursuant to and subject to the provisions of the Company’s 2017 Equity Incentive Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meanings given them in the Plan.

1. Award of Stock. Pursuant to the Plan, the Company, on ______________ (the “Date of Grant”), granted Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, an award of _______ shares of Class A Common Stock, hereinafter described as “Restricted Stock.”

2. Restrictions. Except as provided in this Notice of Restricted Stock Award, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

3. Vesting. Participant’s interest in the shares of Restricted Stock shall become transferable and non-forfeitable (“Vested”) in __________ (___) increments as follows:

Date of Vesting	Number of shares of Restricted Stock that will Vest

4. Death or Disability. Paragraph 3 to the contrary notwithstanding, if Participant dies or becomes disabled while in service on the Company’s Board of Directors (the “Board”) and prior to the forfeiture of the shares of Restricted Stock under Paragraph 6, all shares of Restricted Stock that are not then Vested shall become Vested as of the date of Participant’s death or of his becoming disabled.

5. Change in Control. In the event of a Change in Control (as defined in the Plan) prior to the forfeiture of the shares of Restricted Stock under Paragraph 6, the provisions of this paragraph 5 shall apply in addition to the provisions of Article 17 (and related provisions) of the Plan.

(a) Any Replacement Award made to the Participant shall provide that if the Participant is removed from the Board without Cause (as defined in the Plan), the non-Vested Replacement Award shall become immediately Vested at the time of the removal. The Committee shall have the discretion to determine the terms of any Replacement Award in compliance with the Plan and applicable law.

(b) Notwithstanding the provisions of subparagraph (a) hereof, in connection with a Change in Control where the Company’s shares continue to be traded on the Nasdaq Global Market or another established securities market and this Award remains in effect, if the Participant is removed from the Board without Cause (as defined in the Plan), the non-Vested portion of the Award shall become immediately Vested at the time of the removal.

6. Forfeiture. All shares of Restricted Stock that are not then Vested shall be forfeited if Participant’s service on the Board terminates for any reason other than by reason of Participant’s death, Permanent Disability or Change in Control as outlined in paragraphs 4 and 5.

7. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share, such fraction shall be disregarded.

8. Shareholder Rights. Participant will have the right to vote the Restricted Stock as of the Date of Grant.

9. No Right to Continued Board Service. Neither this Notice of Restricted Stock Award nor the issuance of Restricted Stock shall confer upon Participant any right with respect to continuance of the Participant’s service on the Board.

10. Change in Capital Structure. In accordance with the terms of the Plan, the terms of this grant shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

11. Governing Law. This Notice of Restricted Stock Award shall be governed by the laws of the State of Delaware.

12. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Notice of Restricted Stock Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

13. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

14. Binding Effect. Subject to the limitations stated above and in the Plan, this Notice of Restricted Stock Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Notice of Restricted Stock Award to be signed on its behalf.

Cinedigm Corp.

By:

Name:
Title:

3